UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: October 9, 2006
(Date of Earliest Event Reported)
GLOBAL CASH ACCESS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32622 (Commission File Number)	20-0723270 (IRS Employer Identification No.)
3525 East Post Road, Suite 120
Las Vegas, Nevada
89120
(Address of Principal Executive Offices)
(Zip Code)
(800) 833-7110
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On October 9, 2006, Global Cash Access, Inc., a Delaware corporation (as successor-in-interest to Global Cash Access, L.L.C.) (the “Company”) and a wholly-owned subsidiary of Global Cash Access Holdings, Inc. entered into the Joint Amendment to Amended and Restated Software License Agreement and to Consulting Agreement, by and between Infonox on the Web, a California corporation, and the Company (the “Amendment”), to among other things, provide that each party (i) complies with payment card industry (“PCI”) data security standards (“DSS”), (ii) implements appropriate measures designed to meet the objectives of PCI DSS, and (iii) maintains the confidentiality, security and integrity of cardholder account and transaction information.
The foregoing description does not purport to be complete and is qualified by the full text of the Amendment, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Document

10.1	Joint Amendment to Amended and Restated Software License Agreement and to Consulting Agreement, by and between Infonox on the Web and Global Cash Access, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.
Date: October 9, 2006	By:	/s/ Harry C. Hagerty III
Harry C. Hagerty III
Chief Financial Officer

Exhibit No.	Document
10.1	Joint Amendment to Amended and Restated Software License Agreement and to Consulting Agreement, by and between Infonox on the Web and Global Cash Access, Inc.